UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 29, 2026
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On October 29, 2026, AGCO Corporation (“AGCO” or the “Company”) issued a press release reporting its financial results for the third quarter ended September 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1.

In the press release, AGCO uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Non-GAAP financial measures should not be considered as alternatives to operating income, operating margin, net income attributable to AGCO, net income per share attributable to AGCO, cash flows from operating activities and net sales as computed under GAAP for the applicable period. AGCO has included, as part of the press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure. AGCO does not provide a quantitative reconciliation of forward-looking, non-GAAP financial measures to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have a significant impact on such calculations and providing them may imply a degree of precision that would be confusing or potentially misleading.

AGCO provides income from operations, operating margin, net income and net income per share amounts that have been adjusted to exclude restructuring and business optimization expenses, amortization expense related to intangible assets acquired as part of the Company's acquisition of PTx Trimble and impairment charges. Restructuring expenses occur regularly in AGCO’s business, but vary in size and frequency. Business optimization expenses primarily relate to professional services costs incurred as part of the restructuring program aimed at reducing structural costs, enhancing global efficiencies by changing the Company’s operating model for certain corporate and back-office functions. Amortization expense related to the PTx Trimble acquired intangibles is impacted by the valuation and size of the acquisition. Impairment charges vary in size and frequency. AGCO believes these adjustments provide management and investors with greater visibility to the underlying performance of AGCO’s recurring core business operations. During the nine months ended September 30, 2026, AGCO recorded transaction costs related to the Company’s divestiture of the majority of its Grain & Protein (“G&P”) business and the impacts related to a divestiture-related foreign currency translation release. AGCO recorded a discrete net tax expense related to a legal entity reorganization during the three and nine months ended September 30, 2026. Additionally, AGCO recorded discrete tax items related to a refund received following a favorable resolution of a prior settlement under the Brazilian government’s “Litigation Zero” tax amnesty program during the nine months ended September 30, 2026. AGCO has provided income from operations, operating margin, net income and net income per share amounts that have been adjusted to exclude these restructuring and business optimization expenses, amortization of PTx Trimble acquired intangible assets, impairment charges, transaction-related costs, a divestiture-related foreign currency translation release and discrete tax items. Adjusted operating margin is defined as the ratio of adjusted income from operations divided by net sales. During the three and nine months ended September 30, 2025, AGCO recorded transaction costs related to the Company's formation of the PTx Trimble joint venture and the divestiture of the majority of the Company's G&P business. The Company recorded a loss on sale of business during the nine months ended September 30, 2025 related to the finalization of the preliminary working capital and other adjustments related to the divestiture of the majority of the Company's G&P business. During the three and nine months ended September 30, 2025, AGCO recorded a gain on sale of investment in affiliate related to the sale of the Company's ownership interest in Tractors and Farm Equipment Limited (“TAFE”). Additionally, AGCO recorded a discrete net tax benefit related to a legal entity reorganization during the three and nine months ended September 30, 2025. AGCO has provided income from operations, operating margin, net income and net income per share amounts that have been adjusted to exclude these restructuring and business optimization expenses, amortization of PTx Trimble acquired intangibles, impairment charges, transaction-related costs, loss on sale of business, gain on sale of investment in affiliate and discrete tax items. AGCO believes that the adjusted amounts during the three and nine months ended September 30, 2026 and 2025 provide management and investors useful information as these items that are excluded relate to events that resulted in a significant impact during these quarters and may not be expected to recur in the future.

AGCO further provides net sales amounts that have been adjusted to exclude the impact of currency translation. AGCO believes that the adjusted amounts provide management and investors useful information to better analyze the causes of changes between periods.

AGCO’s management historically has focused on the generation of cash flow in order to reduce indebtedness and for other corporate purposes. Management uses free cash flow and free cash flow conversion to assess its performance in this area. Free cash flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Free cash flow conversion is defined as net cash provided by operating activities less purchases of property, plant and equipment divided by adjusted net income as defined previously. AGCO believes that free cash flow and free cash flow conversion provide a meaningful measure to investors because, unlike cash flow from operations, it includes the impact of capital expenditures, and therefore, provides a more complete picture of cash generation.

The information in this Form 8-K and the Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of AGCO under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of AGCO Corporation, issued October 29, 2026
104	Cover Page Interactive Data File - the cover page from this current report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Indira Agarwal
Indira Agarwal Senior Vice President and Chief Financial Officer

Dated: October 29, 2026